QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 14, 2014, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Rhythm Holding Company, LLC dated September 17, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 17, 2014

QuickLinks

  Exhibit 23.1